UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Compensatory Arrangements of Certain Officers

Adoption of Fiscal 2014 Cash Incentive Plan. On December 9, 2013, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. adopted a cash incentive plan for Robert G. Deuster and Joseph J. Wallace, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, for the fiscal year ending June 30, 2014 (the “2014 Incentive Plan” or the “Plan”).

Description of the 2014 Incentive Plan. Set forth below is a summary description of the 2014 Incentive Plan, which is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit 99.1 to and incorporated into this Current Report on Form 8-K.

Purpose of the Incentive Plan. The primary purpose of the 2014 Incentive Plan is to further the interests of the Company and its stockholders by (i) providing meaningful incentives and financial awards to Plan Participants for making significant contributions to the achievement, by the Company, of specified financial performance goals in Fiscal 2014, and (ii) making a substantial portion of each Participant’s compensation for Fiscal 2014 dependent on the Company’s achievement of those goals.

Administration of the Incentive Plan. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which will have the authority to designate the executive officers of the Company that will participate in and have opportunities to earn cash incentive awards under the Plan (the “Participants”), to interpret and construe, and to adopt all necessary rules and regulations for administering, the Plan and to determine whether and the extent to which incentive awards have been earned by the Participants under that Plan. All decisions and determinations of the Committee with respect to the 2014 Incentive Plan will be final and binding on and non-appealable by the Company and the Participants.

Establishment of Corporate Financial and Individualized Performance Goals. The Plan provides for the establishment by the Committee of incentive award opportunities for each Participant based on the extent to which, if any, (i) one or more corporate financial goals (“Corporate Financial Goals”) for Fiscal 2014 are achieved or exceeded by the Company, and (ii) individual or personal performance objectives (“MBOs”) are achieved or exceeded by each Plan Participant, in each case as determined by the Committee.

Determination of Incentive Awards Earned by Participants. By no later than 60 days after the end of Fiscal 2014, the Committee is to determine (i) whether and to what extent any of the Corporate Financial Goals has been achieved or exceeded by the Company, (ii) whether or to what extent each Participant has achieved his individual MBOs, and (iii) the amounts of the incentive awards, if any, that each Participant has earned under the Plan.

Payment of Incentive Awards. The Plan provides that, if and to the extent earned, incentive awards are to be paid within 30 days after the Committee has determined that such an award has been earned by a Participant under the Plan, but in no event later than the ninetieth (90th) day after the end of Fiscal 2014. In certain instances the Committee may authorize the Company to make partial payments of an incentive award to a Participant prior to the end of fiscal 2014, if the Committee determines that the Company has achieved a Corporate Financial Goal or the Participant has achieved some of his MBOs prior to the end of the year. On the other hand, payment of Incentive Awards may be deferred if and to the extent it is deemed to be necessary to comply with Section 409A of the Internal Revenue Code.

Amendments to or Termination of the 2014 Incentive Plan. The 2014 Incentive Plan may be amended or terminated at any time by the Compensation Committee; except that no amendment or any termination of the Plan may affect the right of a Participant to retain any incentive award previously paid to him under the Plan.

Corporate Financial Goals and Incentive Award Opportunities under the Plan.

Following the adoption of the 2014 Incentive Plan, the Committee made the following determinations under that Plan:

Corporate Financial Goals and Incentive Award Opportunities. The Compensation Committee has established, under the 2014 Incentive Plan, Threshold and Target Financial Performance Goals, the achievement of which will depend on the Company’s operating income (before non-cash stock based compensation expense) in Fiscal 2014. If the Company fails to achieve at least the Threshold Performance Goal, no cash awards will be earned or paid under the 2014 Incentive Plan based on the Company’s financial performance in 2014. However, a Participant may still earn a partial incentive award if he achieves any of his MBOs.

The following table sets forth the respective Threshold and Target incentive award opportunities under the 2014 Incentive Plan for each of Messrs. Deuster and Wallace, in each case expressed as a percentage of their respective annual base salaries for fiscal 2014:

	Award Opportunities as a Percentage of Annual Salary(1)
Plan Participants	Threshold Award(1)(2)	Target Award(1)(2)

Robert G. Deuster, CEO	25.0%	50.0%
Joseph J. Wallace, CFO	20.0%	40.0%
_______________

(1)	Assumes, respectively, that the Threshold and Target operating income goal is achieved and at least some or all of the MBOs are achieved.

(2)	Incentive awards will be pro-rated if the Threshold Financial Goal is exceeded but the Target Goal is not achieved.

No maximum incentive award opportunity has been established by the Compensation Committee. Instead, if the Target Performance Goal is exceeded, the Compensation Committee will determine whether, and the extent to which, if any, it will approve an increase in each Participant’s incentive award above the Target Performance Award.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Stockholders’ Meeting (the “Annual Meeting”) on December 9, 2013. The proposals voted on by stockholders at the Annual Meeting consisted of (i) the election of eight persons to the Company’s Board of Directors to serve for a term of one year and until their successors are elected (Proposal No. 1); (ii) approval, by non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2013 (Proposal No. 2); (iii) approval of the Company’s 2013 Equity Incentive Plan (Proposal No. 3); and (iv) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014 (Proposal No. 4).

1.     Election of Directors (Proposal No. 1). The eight candidates named below, all of whom were nominated by the Company’s Board of Directors, were the only candidates nominated for election at the Meeting. As a result, the election of directors was uncontested. However, the Company’s Bylaws provide that, to be elected to the Board, a candidate must receive a majority of the votes cast in the election of directors. As indicated in the table below, all eight candidates received more than 89% of the votes cast in the election of directors and, accordingly, were elected to serve on the Company’s Board of Directors for a term that will end at the next Annual Stockholders’ Meeting and until their respective successors are elected.

Nominees:	Shares Voted For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted

A. Clinton Allen	3,887,720	98.86%	44,987	1.14%
Robert G. Deuster	3,883,735	98.75%	48,972	1.25%
Deborah A. Farrington	3,764,846	95.73%	167,861	4.27%
David G. Hall	3,887,802	98.86%	44,905	1.14%
Joseph R. Martin	3,883,848	98.76%	48,859	1.24%
A. J. Bert Moyer	3,763,214	95.69%	169,493	4.31%
Van D. Simmons	3,516,610	89.42%	416,097	10.58%
Bruce A. Stevens	3,888,567	98.88%	44,140	1.12%

There were a total of 3,647,057 broker non-votes in the election of directors.

2.     Approval, by Advisory Vote, of Executive Compensation (Proposal No. 2). The approval, by advisory vote, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2013 required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. Set forth below are the results of the voting on this Proposal:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted

3,670,447	93.33%	220,805	5.61%	41,455	1.06%

There were a total of 3,647,057 broker non-votes with respect to Proposal No. 2.

3.     Approval of 2013 Equity Incentive Plan (Proposal No. 3). The approval of the Company’s 2013 Equity Incentive Plan required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. As indicated in the table below, the Company’s 2013 Equity Incentive Plan was approved by the Company’s stockholders at the Annual Meeting.

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted

2,837,055	72.14%	1,057,934	26.90%	37,718	0.96%

There were a total of 3,647,057 broker non-votes with respect to Proposal No. 3.

4.     Ratification of Appointment of Independent Registered Public Accountants (Proposal No. 4). At the Annual Meeting, the Company’s stockholders also voted on the ratification of the appointment of Grant Thornton, LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending June 30, 2014. Approval of this Proposal required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this Proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted

7,417,808	97.86%	82,314	1.09%	79,642	1.05%

Brokers had discretionary authority to vote shares on the Proposal to ratify the appointment of the Company’s independent registered public accountants without having obtained voting instructions from the beneficial owners of the shares. Consequently, there were no broker non-votes with respect to this Proposal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Collectors Universe, Inc. 2014 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: December 13, 2013	By:	/s/ JOSEPH J. WALLACE

S-1

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Collectors Universe, Inc. 2014 Incentive Plan.

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